SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2006

UNITY BANCORP, INC.

(Exact name of Registrant as Specified in its Charter)

New Jersey	1-12431	22-3282551
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

64 OLD HIGHWAY 22, CLINTON, NEW JERSEY		08809
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (908) 730-7630

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c)

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 24, 2006 the Registrant, through its subsidiary Unity (NJ) Statutory Trust II, issued on a privately placed basis $10 million in Trust Preferred Securities at a floating rate equal to Libor plus 159 basis points, or an initial rate of 7.05%. The Registrant issued a comparable amount of junior subordinated debentures to its subsidiary, and guaranteed the obligations of the subsidiary. The Trust Preferred Securities and Debentures have a term of thirty years, although they are callable after five years or upon a change in the tax or regulatory capital treatment of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Dated: July 27, 2006	By:	/s/ Alan J. Bedner, Jr.
Alan J. Bedner, Jr.
EVP and Chief Financial Officer